Exhibit 107

Calculation of Filing Fee Tables

F-3
(Form Type)

Immatics N.V.
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Units	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(1)	$500,000,000	0.00015310	$76,550
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000		$76,550
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$22,965
	Net Fee Due							$53,585

(1)	This registration statement registers an indeterminate amount of ordinary shares, debt securities, warrants, subscription rights, purchase contracts and units that may be offered and sold from time to time in one or more offerings, with an aggregate offering price of up to $500,000,000. The securities registered pursuant to this registration statement include ordinary shares having an aggregate offering price of $150,000,000 that may be offered and sold under the Sales Agreement, dated October 10, 2024, between Immatics N.V. and Leerink Partners LLC.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Immatics N.V.	F-3ASR	333-282569 (1)	October 10, 2024		$22,965	Equity	Ordinary Shares	N/A	$150,000,000
Fee Offset Sources	Immatics N.V.	F-3ASR	333-282569 (1)		October 10, 2024						$22,965

(1)	The registrant has terminated the offering of securities under such registration statement. No securities were sold pursuant to the registration statement, other than for which filing fees were made on a pay-as-you-go basis pursuant to Rule 456(b) and paid at the time of the filing of a prospectus supplement pursuant to Rule 424(b). Therefore, $22,965 of filing fees paid in connection with the registration statement are available for offsetting other filing fees when permitted by the Securities Act and the Exchange Act.